Exhibit 99.1

OptimizeRx Launches TelaRep™ to Support Physicians Treating Patients with Complex Diseases in COVID-19 World

On-Demand Virtual Consults with Medical Science Liaisons Help Providers Create the Right Treatment Regimen for Patients Needing Specialty Drugs

ROCHESTER, Mich. – April 2, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies and payers, has launched TelaRep™, its latest EHR-enabled digital health tool designed to support physicians who are treating patients with specialty drug therapies.

Before COVID-19 and social distancing, physicians treating patients with complex diseases could consult with medical science liaisons (MSLs) in their offices to ensure the appropriate treatment plan. Now that COVID-19 severely restricts these face-to-face interactions, there is a critical communication gap that can put patients at risk.

TelaRep fills this gap by enabling the providers to connect with the MSLs via on-demand video consults from within their existing EHR workflow.

“The COVID-19 pandemic has hit our national healthcare system just as there has been an increasing use of complex, expensive specialty drugs,” said Steve Silvestro, chief commercial officer of OptimizeRx. “In order to design the best therapeutic treatment regimen for their patients, healthcare providers need detailed information about these powerful specialty medications. Combined with other existing restrictions on visits by life science representatives, social distancing makes in-person consults nearly impossible. We created TelaRep™ to fill this communication gap.”

TelaRep is available to all life science companies that subscribe to the OptimizeRx integrated communications platform. Through this platform, life science companies can digitally communicate with over half of the healthcare providers in the U.S. – even when providers are working remotely. Using advanced analytics, the platform ensures that providers in need of MSL consults are connected to the appropriate life science representative.

Silvestro continued: “As a mission-driven digital health technology business, our goal is to empower providers with solutions to help their patients and ensure that advances in patient outcomes are not adversely affected by the current crisis or any future restrictions of in-person gatherings. Our team has done an amazing job enabling providers to get the information they need to help their patients during this unprecedented time.”

William Febbo, CEO of OptimizeRx, commented: “With over 80,000 highly-trained MSL professionals sidelined at a time when the sharing of clinical knowledge is key to specialty medications, on-demand virtual consults via TelaRep could not have come at a better time. Our suite of digital health technology solutions allows us to reach a broad network of medical professionals in a seamless, non-disruptive way. Given the growing emphasis on telehealth and its increasing adoption rates, TelaRep is ideally positioned to help all stakeholders as the market adopts secure, video-centric methods for maintaining care and service continuity.”

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest digital platform connecting life sciences to the point-of-care, OptimizeRx provides a direct channel for pharma companies, payers, medtech, and medical associations to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform and digital therapeutics SaaS platform.

For more information, follow the company on Twitter, LinkedIn or visit www.OptimizeRx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team